UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 26, 2023
Date of Report (Date of earliest event reported)
(Exact name of registrant as specified in its charter)

Delaware	001-38312	77-0142404
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
675 Creekside Way
Campbell, CA 95008
(Address of principal executive offices including zip code)
(408) 727-1885
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, PAR VALUE $.001 PER SHARE	EGHT	Nasdaq Global Select Market
Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Samuel Wilson as Chief Executive Officer

As previously disclosed on the Current Report on Form 8-K filed with the SEC on November 30, 2022, the Board of Directors (the “Board”) of 8x8 Inc. (the “Company”) appointed Samuel Wilson to serve as Interim Chief Executive Officer, effective as of November 30, 2022, and such disclosure is hereby incorporated by reference herein.

On May 26, 2023, the Board appointed Mr. Wilson as Chief Executive Officer (“CEO”) of the Company and a member of the Company’s Board. Mr. Wilson will continue to serve on the Board as long as he continues to be CEO of the Company. As an employee-director, Mr. Wilson will not serve on any committees of the Board, nor receive any additional compensation as a director.

In connection with Mr. Wilson’s appointment as permanent CEO, the Company and Mr. Wilson entered into a promotion letter, dated as of May 26, 2023, which provides for the following compensation and benefits: (i) annual base salary of $500,000 per year, (ii) target cash bonus of 100% of his annual base salary, (iii) participation in the Company’s retirement, health and welfare, vacation and other benefit programs, (iv) an award of restricted stock units (“RSUs”), representing the right to acquire shares of the Company’s common stock valued at $2,475,000 with the actual number of RSUs to be determined by dividing the value of the RSUs by the greater of $5 or the trailing 20-trading-day average of 8x8’s closing stock price prior to the date of grant, vesting over a three-year period, with one-third (1/3) of the total number of RSUs vesting on the first anniversary of the grant date, and the remaining two-thirds (2/3) of the RSUs vesting on a quarterly basis thereafter until fully vested, (v) and an award of performance share units (“PSUs”), representing the right to acquire shares of the Company’s common stock equal to the same number of RSUs, in three tranches over a four-year vesting period, with performance-based vesting terms as further described below. Mr. Wilson will also continue to be eligible to receive benefits under the Company’s Amended and Restated 2017 Change-in-Control and Severance Policy, as amended and restated as of January 31, 2019, as a “Tier 1” participant.

The foregoing description of Mr. Wilson’s promotion letter does not purport to be complete and is qualified in its entirety by reference to the full text of the promotion letter, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference herein.

The Company will also enter into its standard form of indemnification agreement with Mr. Wilson, the form of which is filed as Exhibit 10.3 to the Company’s Form 10-Q filed on August 3, 2015. The Company will also provide reasonable directors’ and officers’ insurance coverage for Mr. Wilson on terms at least as favorable as any coverage provided to other officers and directors of the Company.

Mr. Wilson does not have any family relationships with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Fiscal Year 2024 Long-Term Incentive Design

On May 26, 2023, the Board approved the long-term incentive design for named executive officers for fiscal year 2024 to include two-thirds (2/3) of the total annual target value of long-term incentives in the form of RSUs and one-third (1/3) in the form of PSUs. Equity awards will be granted on or about June 15, 2023 and pursuant to the Company’s shareholder-approved 2022 Equity Incentive Plan.

The shares subject to the RSU award will vest over a three-year period, with one-third (1/3) vesting on the first anniversary of the grant date and the remaining two-thirds (2/3) vesting on a quarterly basis thereafter, subject to continued employment with the Company. The shares subject to the PSU award will be earned only upon the satisfaction of both time- and performance-based vesting conditions over a four-year performance period, in three substantially equal tranches as follows:

Tranche	Share Price Performance Goal	Time-Based Vesting Requirement
Tranche 1	70% increase in share price	First-year anniversary of the grant date
Tranche 2	100% increase in share price	Second-year anniversary of the grant date
Tranche 3	130% increase in share price	Third-year anniversary of the grant date

The increase in share price will be measured by the 20-day trailing average (based on trading days) of the Company’s closing stock prior to the grant date over any 20-day trailing average period during the performance period.

If a share price performance goal is achieved prior to the time-based vesting requirement, then the PSU award will not vest until the time-based vesting required has been satisfied. If the time-based vesting requirement is satisfied prior to the applicable share price performance goal, then the PSU award will vest on the 15th day of the month following the achievement of the applicable share price performance goal. Each of the share price performance goals applicable to each tranche must be met for the corresponding number of PSUs to performance vest. Additionally, vesting of each tranche is subject to the continued employment or other association with the Company through the achievement of both the time- and performance-based vesting requirements of each tranche during the performance period.

First Half Fiscal Year 2024 Semi-Annual Bonus Plan

On May 26, 2023, the Board adopted an executive bonus plan for fiscal year 2024 (the “2024 Plan”). Under the 2024 Plan, named executive officers of the Company are eligible to receive cash bonus awards for fiscal year 2024 based on a target percentage of the applicable executive officer’s base salary, with payouts contingent on the Company’s performance in relation to financial performance targets and, in certain cases, such executive’s achievement of individual goals.
Performance is measured and bonuses are payable on a semiannual basis for the first six months and the last six months of the fiscal year. For each half of fiscal year 2024, executive officers are eligible to earn cash bonus payouts under the 2024 Plan in amounts ranging from 0% to 200% of the executive officer’s semiannual target bonus amount, which is 50% of such executive officer’s annual target bonus.

For the first half of fiscal year 2024, the Company’s financial performance targets under the 2024 Plan that apply to all of the executive officers are based on Net New Monthly Recurring Revenue, Non-GAAP Operating Income and Service Revenue. The financial performance targets for the second half of fiscal year 2024 will be determined based on the Company’s strategy for the second half of fiscal year 2024.

The Board reserves the right to terminate the 2024 Plan at any time at its discretion.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on May 31, 2023, announcing the changes to the Company’s executive leadership team as described herein. The press release making this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
10.1	CEO Promotion Letter, dated as of May 26, 2023, by and between 8x8, Inc. and Samuel Wilson
99.1	Press Release, dated May 31, 2023
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2023

8x8, Inc.

By: /s/ Laurence Denny
Laurence Denny
Chief Legal Officer & Corporate Secretary